UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events
Item 9.01.	Financial Statements and Exhibits
EXHIBIT 104
Signatures

Section 8 – Other Events

Item 8.01. Other Events

On April 17, 2020, Weyerhaeuser Company (“Weyerhaeuser”) directed U.S. Bank National Association, as trustee of its 4.70% Notes due 2021 (the “Notes”), to notify noteholders that Weyerhaeuser has elected to redeem, and will redeem on May 18, 2020, the entire aggregate principal amount outstanding of the Notes, which as of the date hereof is $568,595,000.00. The Notes will be redeemed at a redemption price equal to $1,033.79 per $1,000 principal amount of the Notes, reflecting the make-whole payment due on early redemption of the Notes, plus accrued and unpaid interest on the principal amount of the Notes to the redemption date. Accrued and unpaid interest on the aggregate principal amount of the Notes to the redemption date will equal $4,676,693.88. The manner of calculation of the redemption price was included in the Notice to Trustee of Redemption Price dated April 17, 2020.

For a complete description of the terms and conditions of Weyerhaeuser’s redemption of the Notes, please refer to the Notice of Redemption, which is filed with this current report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Redemption of 4.70% Notes due 2021.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: April 17, 2020